EXHIBIT 32

SARBANES-OXLEY SECTION 906 CERTIFICATION

In connection with the quarterly report of IMPERIAL PETROLEUM, INC. (the “Company”) on Form l0-Q for the quarter period ended October 31, 2007, JEFFREY T. WILSON, on behalf of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the SARBANES - OXLEY Act of 2002, that to the best of his knowledge:

1. The quarterly report fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and

2. The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 10, 2007

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson,
President and Chief Executive Officer